                                                                     EXHIBIT 4.4


                      NONQUALIFIED STOCK OPTION AGREEMENT
                     1996 EMPLOYEES' STOCK OPTION PLAN OF
                              IWC SERVICES, INC.

          (THE OPTIONS REPRESENTED HEREBY ARE PRESENTLY EXERCISABLE)

     THIS OPTION AGREEMENT ("Option Agreement") dated and delivered to the holder on this _____ day of __________, 1997, in Houston, Texas, is by and between IWC SERVICES, INC., a Texas corporation (hereinafter called the "Company"), and ________________ (hereinafter called "Optionee"):

                                   RECITALS

     The Board of Directors (the "Board") has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to Optionee pursuant to the Plan and the terms set forth herein as an inducement to serve as an employee of the Company and to provide Optionee with a proprietary interest in the future of the Company;

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1. GRANT OF THE OPTION. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _________ (_______) shares (the "Stock") of the presently authorized but unissued common stock, par value $.01 per share, of the Company (the "Common Stock"). The purchase price of the Stock subject to this Option shall be $1.00 per share.

     2.  EXERCISE OF OPTION.

     (a) Subject to Section 2(d) hereof, this Option may be exercised in whole or in part, at any time or from time to time during the period commencing on the date of the Option Agreement and ending on ________________ (ten years form the Date of Grant). The Option is not transferable or assignable by the Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined in the Plan. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee.

     (b) This Option may exercised by written notice of intent to exercise the Option delivered to the Company at its principal office no fewer than five days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Agreement, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall specify the proposed effective date of such exercise. Such notice shall also be accompanied by payment in full to the Company at its principal office of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the option price shall be made in cash or by certified check, bank draft, or postal or express money order payable to the order of the Company or, with the consent of the Board, in whole or in part, in Common Stock which is owned by the Optionee and valued at its Fair Market Value on the effective date of exercise. Any payment in shares of Common Stock shall be effected by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary of the Company shall require from time to time.

     (c) Upon the Company's determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue a certificate or certificates in the Optionee's name for the number of shares set forth in his written notice. However, the Company shall not be liabe to the Optionee for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) themselves.

     (d) No Option shall be exercisable after the earliest of the following dates:(i) May 6, 2007; (ii) 30 days after the termination of the employment of the Optionee by reason of disability or death, (iii) the date of actual termination of the employment of the Optionee, if the Optionee is terminated for cause; or (iv) 30 days after the termination of the employment of the Optionee for any reason other than as specified above.

     3. TERM OF EMPLOYMENT. This Option shall not grant to Optionee any right to continue serving as an employee of the Company.

     4. NOTICES: DELIVERIES. Any notice or delivery required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at its principal office, 5151 San Felipe, Suite 450, Houston, Texas 77056, and any notice or delivery to be given to Optionee shall be addressed to him a the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

     5. DISPUTES. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute of disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment, and that any such determination and any interpretation by the Board of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

     6. LEGEND ON CERTIFICATES. The certificate(s) representing the shares of Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

     7. OPTION SUBJECT TO PLAN. This Option is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable term s and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be aplicable to this Option.

     8.  MISCELLANEOUS.

     (a) All decisions of the Board upon any questions arising under the Plan or under this Option Agreement shall be conclusive.

     (b) Nothing herein contained shall affect Optionee's right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company.

     (c) Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

     (d) Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

     (e) Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise this Option and that the Company will not be obligated to issue any of the Stock pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Stock pursuant to the exercise of the Option herein granted, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

     (f) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Texas.

     IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by the Officer whose signature appears below and Optionee has hereunto set his hand as of the date and place first above written, which date is the date of grant of this Option.

IWC SERVICES, INC.                       OPTIONEE


By:_____________________________         ____________________________________
   L. H. Ramming, Chairman               Signature


                                         ____________________________________
                                         Name (Print)


                                         ____________________________________
                                         Address


                                         ____________________________________
                                         City, State

                      NONQUALIFIED STOCK OPTION AGREEMENT
                     1996 EMPLOYEES' STOCK OPTION PLAN OF
                              IWC SERVICES, INC.

    (THE OPTIONS REPRESENTED HEREBY WILL VEST AT THE RATE OF 20% PER YEAR)

    THIS OPTION AGREEMENT ("Option Agreement") dated and delivered to the holder on this ____ day of __________, 1997, in Houston, Texas, is by and between IWC SERVICES, INC., a Texas corporation (hereinafter called the "Company"), and ________________ (hereinafter called "Optionee"):

                                   RECITALS

    The Board of Directors (the "Board") has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to Optionee pursuant to the Plan and the terms set forth herein as an inducement to serve as an employee of the Company and to provide Optionee with a proprietary interest in the future of the Company;

    NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

    1. GRANT OF THE OPTION. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of _________ (_______) shares (the "Stock") of the presently authorized but unissued common stock, par value $.01 per share, of the Company (the "Common Stock"). The purchase price of the Stock subject to this Option shall be $1.00 per share.

    2.  EXERCISE OF OPTION.

    (a) Subject to Sections 2(d) and 2(e) hereof, this Option may be exercised in whole or in part, at any time or from time to time during the period commencing on the date of the Option Agreement and ending on ________________ (ten years form the Date of Grant). The Option is not transferable or assignable by the Optionee other than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, as defined in the Plan. During the Optionee's lifetime, this Option shall be exercisable only by the Optionee.

    (b) This Option may exercised by written notice of intent to exercise the Option delivered to the Company at its principal office no fewer than five days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by this Agreement, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and shall specify the proposed effective date of such exercise. Such notice shall also be accompanied by payment in full to the Company at its principal office of the option price for the number of shares of the Common Stock with respect to which the Option is then being exercised. The payment of the option price shall be made in cash or by certified check, bank draft, or postal or express money order payable to the order of the Company or, with the consent of the Board, in whole or in part, in Common Stock which is owned by the Optionee and valued at its Fair Market Value on the effective date of exercise. Any payment in shares of Common Stock shall be effected by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary of the Company shall require from time to time.

    (c) Upon the Company's determination that the Option has been validly exercised as to any of the Stock, the Secretary of the Company shall issue a certificate or certificates in the Optionee's name for the number of shares set forth in his written notice. However, the Company shall not be liabe to the Optionee for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) themselves.

    (d) The option represented hereby shall vest and become exercisable in cumulative installments as follows: to the extent of 20% of the number of shares originally granted on July 28, 1998; and to the extent of an additional 20% of the number of shares originally granted on July 28, 1999, 2000, 2001, and 2002, provided that the Board of Directors may, in its discretion, accelerate the vesting date of all or any portion of the option granted hereby.

    (e) No Option shall be exercisable after the earliest of the following dates:(i) May 6, 2007; (ii) 30 days after the termination of the employment of the Optionee by reason of disability or death, (iii) the date of actual termination of the employment of the Optionee, if the Optionee is terminated for cause; or (iv) 30 days after the termination of the employment of the Optionee for any reason other than as specified above.

    3. TERM OF EMPLOYMENT. This Option shall not grant to Optionee any right to continue serving as an employee of the Company.

    4. NOTICES: DELIVERIES. Any notice or delivery required to be given under the terms of this Option Agreement shall be addressed to the Company in care of its Secretary at its principal office, 5151 San Felipe, Suite 450, Houston, Texas 77056, and any notice or delivery to be given to Optionee shall be addressed to him a the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

    5. DISPUTES. As a condition of the granting of the Option hereby, the Optionee and his heirs and successors agree that any dispute of disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment, and that any such determination and any interpretation by the Board of the terms of this Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives.

    6. LEGEND ON CERTIFICATES. The certificate(s) representing the shares of Stock purchased by exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

    7. OPTION SUBJECT TO PLAN. This Option is subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable term s and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be aplicable to this Option.

    8.  MISCELLANEOUS.

    (a) All decisions of the Board upon any questions arising under the Plan or under this Option Agreement shall be conclusive.

    (b) Nothing herein contained shall affect Optionee's right to participate in and receive benefits from and in accordance with the then current provisions of any pension, insurance or other employee welfare plan or program of the Company.

    (c) Optionee agrees to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including the payment to the Company at the time of exercise of the Option of all such taxes and requirements.

    (d) Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions hereof, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

    (e) Notwithstanding any of the other provisions hereof, Optionee agrees that he will not exercise this Option and that the Company will not be obligated to issue any of the Stock pursuant to this Option Agreement, if the exercise of the Option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Stock pursuant to the exercise of the Option herein granted, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

    (f) This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company. The interpretation, performance and enforcement of this Option Agreement shall be governed by the laws of the State of Texas.

    IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by the Officer whose signature appears below and Optionee has hereunto set his hand as of the date and place first above written, which date is the date of grant of this Option.

IWC SERVICES, INC.                        OPTIONEE


By:________________________________       ____________________________________
   L. H. Ramming, Chairman                Signature


                                          ____________________________________
                                          Name (Print)


                                          ____________________________________
                                          Address

                                          ____________________________________
                                          City, State

                                       7